UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  June 24, 2012

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

53 West 23rd Street New York, New York 10010 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 24, 2012, 4Kids Entertainment, Inc. (“4Kids”), and its subsidiaries which are debtors in the cases pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), In re: 4Kids Entertainment, Inc., et al., 11-11607 (SCC) (collectively, the “Bankruptcy Case”) (4Kids and such subsidiaries, collectively, “Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), which contemplates the sale of substantially all of its assets to (i) Kidsco Media Ventures LLC, a Delaware limited liability company, and an affiliate of Saban Capital Group (“Saban Purchaser”), and (ii) 4K Acquisition Corp., a Delaware corporation and an affiliate of Konami Corporation (“Konami Purchaser” and together with Saban Purchaser, the “Purchasers”), for an aggregate purchase price of $15,000,000, subject to certain adjustments (the “Purchase Price”).  The transaction involves a sale pursuant to section 363 of the United States Code, 11 U.S.C. § 101-1532 (the “Bankruptcy Code”).  On June 26, 2012, the Bankruptcy Court entered a final sale order approving the transactions contemplated by the Asset Purchase Agreement.

Contemporaneously with the execution and delivery of the Asset Purchase Agreement, Konami Corporation delivered a guarantee pursuant to which it guaranteed the performance of the Konami Purchaser’s payment obligations under the Asset Purchase Agreement.  Konami Corporation also delivered a funding commitment letter to the Konami Purchaser upon the execution and delivery of the Asset Purchase Agreement.

On the date of the consummation of the transactions contemplated by the Asset Purchase Agreement, $1,000,000 of  the Purchase Price will be deposited in an escrow account (the “Escrow Amount”), to be used to satisfy any indemnification obligations that Seller may have to either of the Purchasers pursuant to the provisions of the agreement.  $700,000 of this escrow amount may be used to satisfy indemnification obligations to the Konami Purchaser and $300,000 of this escrow amount may be used to satisfy indemnification obligations to the Saban Purchaser.  $3,051,094 of the Purchase Price will be paid to The CW Network LLC (“the CW”) as a cure cost under the term sheet originally entered into as of October 1, 2007 and amended as of October 2, 2008 and June 23, 2010 (the “CW Agreement”).  $429,000 of the Purchase Price will be paid to Toei Animation as a cure cost.  $110,398.98 of the Purchase Price will be paid to Twenty Three R.P. Associates as a cure cost.  $13,769.91 will be paid to TMS Entertainment, Ltd. as a cure cost.  The Asset Purchase Agreement also provides for various adjustments to the Purchase Price at the closing.  After payment of the foregoing amounts and giving effect to the adjustments to the Purchase Price, the balance of the Purchase Price will be paid to the Seller.

In addition, the Asset Purchase Agreement provides for possible post-closing adjustments to the Purchase Price as follows:

(a)  The Seller shall be obligated to remit to the Konami Purchaser, on or prior to August 31, 2012, all cash and accounts receivable relating to the Konami Purchased Assets (defined below) arising from events or circumstances occurring between April 1, 2012 and June 30, 2012, but solely to the extent related to Seller’s share of revenues for such period which are in excess of $1,600,000 (and, for these purposes, Seller’s share of revenues shall not include Seller’s share of national advertising proceeds from the broadcast of commercials during the April 1, 2012 through June 30, 2012 time period on the five hour Saturday morning block of programs telecast on The CW Network), which are received by the Seller, except to the extent that any such amounts were included as an adjustment to the Purchase Price or which were otherwise previously paid by the Seller to the Konami Purchaser pursuant to the terms of the Asset Purchase Agreement.

(b)  The Seller shall be obligated to remit to the Saban Purchaser, on or prior to August 31, 2012, the Seller’s share of national advertising proceeds from the broadcast of commercials on or after April 1, 2012 on the five hour Saturday morning block of programs telecast on The CW Network, except to the extent that any such amounts were previously paid by the Seller to the Saban Purchaser pursuant to the terms of the Asset Purchase Agreement.

The assets to be sold by Seller to the Konami Purchaser (the “Konami Purchased Assets”) include, inter alia, all of Seller’s right, title and interest in and to:  (a) the business of Seller relating to and commercial use of Yu-Gi-Oh!, the Japanese manga (also known as cartoon or comic) created by Kazuki Takahashi (“Yu-Gi-Oh!”) and the related brand and franchise (the “Konami Purchased Business”), (b) all intellectual property related to or used in connection with the Konami Purchased Business, (c) all masters, negatives and prints of the episodes of the Yu-Gi-Oh! series, the Yu-Gi-Oh! movies, and all other content and programming related to Yu-Gi-Oh! including, without limitation episodes (the “Yu-Gi-Oh! Productions), and all promotional materials, artwork, style books, production stills, logos, scripts, screeners, closed caption files, merchandise samples, costumes, and all live event props and materials, music cue sheets and similar materials and documents (in paper, digital or electronic format) relating to the episodes and productions, owned by Seller or which Seller has the right to use and which are in Seller’s care, custody or control (the “Tangible Assets”), (d) the Internet domain names owned by Seller or which Seller has the right to use in connection with the Konami Purchased Business, (e) the assets owned or controlled by Seller which are used in connection with or pertaining to any websites used or operated by Seller or its affiliates in connection with the Konami Purchased Business, (f) all copyrights in books, magazines and other print publications published by Seller or its affiliates or in which Seller or any of its affiliates have any rights and bearing any trademarks or incorporating other protectable elements (including copyrights) of the Konami Purchased Business and any inventory relating thereto, (g) (1) all copyrights in the music and sound recordings created by or on behalf of Seller, its predecessor or an affiliate of Seller and specifically for inclusion in any episode of the Yu-Gi-Oh! Productions and (2) all rights of Seller or its affiliates under synchronization and master use licenses for music contained in the Yu-Gi-Oh! Productions, (h) certain agreements of the Company to be transferred to the Konami Purchaser, including, without limitation, agreements with Hulu, LLC, Cherry Publishing Company, Konami Corporation, Jaguar Consulting, Inc., certain license agreements and certain other agreements relating to the Konami Purchased Business, as well as the lease agreement (the “New York Lease”) relating to premises located at 53 West 23rd Street, New York, New York (the “Konami Transferred Agreements”), (i) all goodwill associated with all the intellectual property transferred to the Konami Purchaser pursuant to the terms of the Asset Purchase Agreement, and all other goodwill related to all other Konami Purchased Assets, (j) all documents and records (in paper or electronic format) in Seller’s or any of Seller’s affiliates’ care, custody or control relating exclusively to the Konami Purchased Business or any of the Konami Purchased Assets, (k) all claims and causes of action under sections 544, 545, 547, 548, 549, 550, or 553 of the Bankruptcy Code, and any other claims or causes of action belonging to Seller or its estate, and all of Seller’s rights and causes of action arising under section 502 and 503 of the Bankruptcy Code and Rule 3007 thereunder (“Chapter 5 Claims, Rights and Causes of Action”) solely related to the Konami Purchased Assets or the Konami Transferred Agreements, (l) causes of action and claims whether accruing or arising prior or subsequent to the closing date with respect to any Konami Purchased Assets, but excluding (1) any causes of action or claims that were resolved pursuant to the proceeding entitled TV Tokyo Corporation and Nihon Ad Systems, Inc. v. 4Kids Entertainment, Inc., Adv. Pro. No. 11-02225 (SCC) that was formerly pending in the United States Bankruptcy Court for the Southern District of New York and the settlement entered into with respect to all claims in such matter and the dismissal of the litigation with prejudice (the “Settled Action”) and (2) all Chapter 5 Claims, Rights and Causes of Action not related to the Konami Purchased Assets or the Konami Transferred Agreements, (m) the owned machinery, equipment, recording/editing equipment (for the avoidance of doubt including the Avids/ProTools), computer and information technology equipment and related data, and all software owned by Seller or which Seller has the right to use (subject only to customary shrinkwrap licenses) in connection with the Konami Purchased Business, (n) all cash and accounts receivable relating to the Konami Purchased Assets arising from events or circumstances occurring (1) on or after June 30, 2012 (for the avoidance of doubt, including but not limited to, royalties and marketing fees on the sale of Yu-Gi-Oh! merchandise and trading cards occurring on or after June 30, 2012, and revenues from the Internet streaming of Yu-Gi-Oh! episodes on Hulu on or after June 30, 2012 which are part of the Yu-Gi-Oh! Assets being transferred by Seller to the Konami Purchaser (but excluding the Seller’s share of national advertising proceeds from the broadcast of commercials on or after June 30, 2012 on the five hour Saturday morning block of programs telecast on The CW Network, which share of national advertising proceeds shall constitute a Saban Purchased Asset)) and (2) between April 1, 2012 and June 30, 2012, but solely to the extent related to Seller’s share of revenues for such period which are in excess of $1,600,000 (and, for these purposes, Seller’s share of revenues shall not include Seller’s share of national advertising proceeds from the broadcast of commercials during the April 1, 2012 through June 30, 2012 time period on the five hour Saturday morning block of programs telecast on The CW Network); except to the extent that cash is deducted from the purchase price in connection with a purchase price adjustment, (o) all income, royalties, fees, products, proceeds, damages and payments due or payable to Seller as of the closing of the transactions contemplated by the Asset Purchase Agreement or thereafter relating to the Konami Purchased Assets, including damages and payment for past, present or future infringements, misappropriations or other causes of actions, the right to sue or recover for past infringements and misappropriation of the Konami Purchased Assets and all of Seller’s rights to be indemnified with respect to the Konami Purchased Assets, (p) all office furniture, computers (other than computer servers) and audio/visual equipment located as Seller’s offices at 53 West 23rd Street, New York, New York, (q) certain trademarks and tradenames relating to the Konami Purchased Business, and (r) rights under the Seller’s license agreement with Jaguar Consulting, Inc.

The assets to be sold by Seller to the Saban Purchaser (the “Saban Purchased Assets” and together with the Konami Purchased Assets, the “Purchased Assets”) include, inter alia, all of Seller’s right, title and interest in and to:  (a) the television business of Seller including the CW Agreement and the television episodes and rights related thereto (the “Saban Purchased Business”), (b) all intellectual property related to or used in connection with the Saban Purchased Business, (c) the Internet domain names owned by Seller or which Seller has the right to use in connection with the Saban Purchased Business, (d) the assets owned or controlled by Seller which are used in connection with or pertaining to any websites used or operated by Seller or its affiliates in connection with the Saban Purchased Business, (e) all copyrights in books, magazines and other print publications published by Seller or its affiliates or in which Seller or any of its affiliates have any rights and bearing any trademarks or incorporating other protectable elements (including copyrights) of the Saban Purchased Business and any inventory relating thereto, (f) (1) all copyrights in the music and sound recordings created by or on behalf of Seller, its predecessor or an affiliate of Seller and specifically for inclusion in any episode included as part of the Library Assets (defined below) and (2) all rights of Seller or its affiliates under synchronization and master use licenses for music contained in the Library Assets, (g) certain agreements of the Company to be transferred to the Saban Purchaser, including, without limitation, the CW Agreement, the Library Agreements (defined below) and certain other agreements relating to the Saban Purchased Business (the “Saban Transferred Agreements”), (h) all goodwill associated with all the intellectual property transferred to the Saban Purchaser pursuant to the terms of the Asset Purchase Agreement, and all other goodwill related to all other Saban Purchased Assets, (i) all documents and records (in paper or electronic format) in Seller’s or any of Seller’s affiliates’ care, custody or control relating exclusively to the Saban Purchased Business or any of the Saban Purchased Assets, (j) all Chapter 5 Claims, Rights and Causes of Action solely related to the Saban Purchased Assets or the Saban Transferred Agreements, (k) causes of action and claims whether accruing or arising prior or subsequent to the closing date with respect to any Saban Purchased Assets, but excluding (1) any causes of action or claims that were resolved pursuant to the Settled Action and (2) all Chapter 5 Claims, Rights and Causes of Action not related to the Saban Purchased Assets or the Saban Transferred Agreements, (l) the Seller’s share of national advertising proceeds from the broadcast of commercials on or after April 1, 2012 on the five hour Saturday morning block of programs telecast on The CW Network, (m) all income, royalties, fees, products, proceeds, damages and payments due or payable to Seller as of the closing of the transactions contemplated by the Asset Purchase Agreement or thereafter relating to the Saban Purchased Assets, including damages and payment for past, present or future infringements, misappropriations or other causes of actions, the right to sue or recover for past infringements and misappropriation of the Saban Purchased Assets and all of Seller’s rights to be indemnified with respect to the Saban Purchased Assets, and (n) Seller’s rights to the following episodes: (1) 26 episodes of Cubix, (2) 78 episodes of Sonic X, and (3) 52 episodes of Dragon Ball Z (the “Library Assets”), as well as certain agreements relating thereto (the “Library Agreements”).

The following assets (the “Excluded Assets”), are not being acquired by Purchaser pursuant to the terms of the Asset Purchase Agreement:  (a) cash and cash equivalents (except certain cash and cash equivalents from the Purchased Assets, including the Konami Purchased Business and the Saban Purchased Business, that are generated from events or circumstances arising from or occurring on or prior to June 30, 2012), (b) all assets owned by 4Kids’ subsidiary in the United Kingdom, consisting of agency representation agreements with rights holders and licensing and merchandising licenses in each case that are not related to the Konami Purchased Business or any of the Purchased Assets, (c) all existing contracts which are not Konami Transferred Agreements or Saban Transferred Agreements, (d) any claims or counterclaims (including any damage reward or settlement paid or to be paid in respect thereof) Seller may have in connection with the Settled Action, (e) all claims for refunds of taxes and other governmental charges of whatever nature, (f) all rights under insurance policies, (g) all health and benefit arrangements maintained by Seller for its employees, (h) all real property leases other than the New York Lease, (i) all causes of action that do not relate to any of the Purchased Assets, the Konami Purchased Business or the Saban Purchased Business, including all claims and causes of action against Lehman Brothers, Inc. and all rights to recover damages in connection therewith, (j) the claim against Upper Deck International B.V. arising from license agreements with respect to the Dinosaur King properties, a 2010 settlement agreement and a 2011 settlement agreement (provided, that the claim against Upper Deck International B.V. arising from license agreements with respect to Yu-Gi-Oh! and any settlement agreement in connection therewith are not Excluded Assets and are part of the Konami Purchased Assets), (k) all Chapter 5 Claims, Rights and Causes of Action not related in any way to the Purchased Assets, (l)

the proceeds of any audit claims relating to periods prior to April 1, 2012 and that do not relate to any of the Purchased Assets, (m) Seller’s corporate seals, stock record books, corporate record books containing minutes of meeting of directors and stockholders, tax returns and records, books of account and ledgers and such other record having to do solely with Seller’s organization or stock capitalization or Excluded Assets or liabilities retained by Seller, (n) all personal records and other records that Seller is required by law to retain in its possession, (o) all music that is not part of or related to the Yu-Gi-Oh! Productions or the Library Assets, (p) all web assets solely related to properties which are not part of the Purchased Assets and which are not used in connection with the Purchased Assets, (q) the 4Kids Entertainment Trademark and trade name, (r) computer servers located at Seller’s offices at 53 West 23rd Street, New York, New York, and (s) Navision accounting software.

In connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, the Konami Purchaser has agreed to pay, perform, satisfy and discharge as and when due all liabilities of Seller or its affiliates under the Konami Transferred Agreements, in each case to the extent (but only to the extent) to be performed (other than payments due after the closing date but arising as a result of circumstances, events or transactions occurring before the closing date), or arising from circumstances, events or transactions occurring, on or after the closing date.  In connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, the Saban Purchaser has agreed to pay, perform, satisfy and discharge as and when due all liabilities of Seller or its affiliates under the Saban Transferred Agreements, in each case to the extent (but only to the extent) to be performed (other than payments due after the closing date but arising as a result of circumstances, events or transactions occurring before the closing date), or arising from circumstances, events or transactions occurring, on or after the closing date.

In connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, Seller will retain and remain solely responsible for the payment or satisfaction, without recourse to the Purchasers, of any and all other liabilities of Seller or any of its affiliates (a) arising from or in connection with circumstances, events or transactions occurring before the closing date and/or (b) currently existing or hereafter arising with respect to (1) any employment or contractor arrangements, benefit arrangement, pension plan, multiemployer plan or welfare plan maintained or participated in by Seller or any of its affiliates, whether such liability (or the claim related thereto) accrued or arose prior or subsequent to the closing date, and (2) any tax arising out of Seller’s or its affiliates’ ownership and operation of the Purchased Assets for the period prior to the closing date, whether the filing of the applicable tax return occurs prior or subsequent to the closing date, (3) any liability of Seller or its affiliates relating to real property leases, (4) liabilities for all liabilities, obligations and commitments of Seller for all cure, compensation and reinstatement costs or expenses of or relating to the assumption and assignment of any contracts to be assumed and assigned as part of the Transferred Agreements that are payable or necessary to cure any defaults pursuant to Section 365 of the Bankruptcy Code on account of any obligation or default arising on or before the closing date (“Cure Costs”), (5) liabilities relating to any assets not acquired by the Purchasers and (6) any transfer tax, recording tax, stamp tax, use tax, capital gains tax or any other taxes (collectively, “Retained Liabilities”)

The Asset Purchase Agreement also contains certain customary representations and warranties of the Seller and each of the Purchasers.

The Asset Purchase Agreement also contains certain customary covenants and agreements, including, without limitation, (a) provision of notices to interested parties, (b) customary interim covenants of the Seller relating to operations between the date of the Asset Purchase Agreement and the closing date, (c) mutual confidentiality obligations, and (d) efforts of the parties to consummate the transactions contemplated by the Asset Purchase Agreement.  In addition, the Purchasers and Seller have agreed to enter into a transition services agreement, whereby Seller shall provide certain operational and transitional services to the Purchasers for a period commencing on the closing date and ending up to 60 days thereafter.

The obligation of the Purchasers to consummate the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction or waiver of certain conditions, including, without limitation, (a) approval of the bidding procedures order by the Bankruptcy Court, (b) there shall have not occurred a material adverse change with respect to the Purchased Assets, (c) requisite approval of the Bankruptcy Court shall have been obtained, (d) no governmental order shall have been entered restraining or prohibiting the consummation of the transactions contemplated by the Asset Purchase Agreement and (e) certain agreements of Seller, including agreements with Warner Bros. Pictures, Inc., Shueisha, Inc., TV-Tokyo, Nihon Ad Systems, Inc., and Konami corporation and the New York Lease and the CW Agreements shall have been transferred to the Purchasers without modification.

The obligation of Seller to consummate the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction or waiver of certain conditions, including, without limitation, (a) requisite approval of the Bankruptcy Court shall have been obtained, and (b) no governmental order shall have been entered restraining or prohibiting the consummation of the transactions contemplated by the Asset Purchase Agreement.

Pursuant to the provisions of the Asset Purchase Agreement, the Seller is obligated to cooperate with each of the Purchasers in their efforts to secure satisfactory employment or other engagement arrangements with certain of the Seller’s employees.  On or prior to closing date, each Purchaser is obligated to make offers of employment to certain employees of the Seller.  The offer letters will include a requirement that each such employee waive any and all rights that he or she has to severance compensation from Seller in connection with the acceptance by such employee of employment with the applicable Purchaser following the closing.

Pursuant to the provisions of the Asset Purchase Agreement, Seller has agreed to indemnify and hold the Purchasers and their respective employees, officers, directors and affiliates (collectively, “Purchaser Indemnified Parties”), harmless from and against all claims, causes of action, losses, liabilities, damages, deficiencies, costs, payments and expenses, including reasonable attorneys’ fees and expenses of investigation and defense (“Losses”; provided, that Losses exclude any consequential, indirect, incidental, punitive or special damages or other losses or expenses for lost profits) which are paid, sustained or incurred by any Purchaser Indemnified Party to the extent arising out of (a) any breach of any representation or warranty of Seller contained in the Asset Purchase Agreement, (b) any failure by Seller to perform or comply with any covenant made by it in the Asset Purchase Agreement, and/or (c) the Retained Liabilities.  With respect to indemnification for breaches of representations and warranties, Purchasers’ sole source for recovery is the Escrow Amount, and for these purposes (1) the Konami Purchaser and its respective Purchaser Indemnified Parties are able to recover $700,000 of the Escrow Amount, and (2) the Saban Purchaser and its respective Purchaser Indemnified Parties are able to recover $300,000 of the Escrow Amount.  These limitations do not apply to covenant breaches or obligations in respect of the Retained Liabilities.  In addition, the Asset Purchase Agreement provides that Seller is not liable for indemnification unless and until the amount of Losses payable by Seller in respect of indemnifiable Losses is in excess of $50,000, after which Seller is for all such indemnifiable Losses from the first dollar of Loss.

The Asset Purchase Agreement contains certain customary termination rights for each of the Purchasers and the Seller, including a termination right in the event that the transactions contemplated by the Asset Purchase Agreement are not consummated prior to July 15, 2012.   None of the parties to the Asset Purchase Agreement is entitled to the payment of any termination or similar fee in the event of termination of the Asset Purchase Agreement.

CW Release

Pursuant to the provisions of the Asset Purchase Agreement, 4Kids will assume the CW Agreement, pay the CW cure costs of $3,051,904 (the “CW Cure Costs”) in connection with such assumption, and assign the CW Agreement to the Saban Purchaser at the closing (the “Saban Sale”).

In connection with a letter agreement that 4Kids previously entered into with the CW, 4Kids and the CW agreed that except for the CW Cure Costs, 4Kids shall have no further obligations to the CW with respect to claims for settle up payments for calendar quarters occurring prior to 4Kids bankruptcy filing or for post-petition settle up payments for calendar quarters from the second quarter of 2011 through the calendar quarter in which the closing of the Saban Sale occurs.  The CW further agreed to not assert any settle up claims against 4Kids or any of its affiliates and, upon the closing of the Saban Sale, to deliver a release of 4Kids for settleup claims.  4Kids agreed, upon the closing of the Saban Sale, to deliver a release of claims against the CW.  The release by the CW will not release 4Kids for claims under the letter agreement or its contingent claim for indemnity filed under 4Kids’ bankruptcy case.  4Kids release will not release claims against the CW under the letter agreement.

4Kids and the CW also acknowledged under the letter agreement that the Saban Purchaser is an intended third party beneficiary of the letter agreement.

Item 8.01                      Other Events.

On June 26, 2012, a hearing was held in the Bankruptcy Court to approve the sale of the Purchased Assets from the Seller to the Purchasers in accordance with the terms of the Asset Purchase Agreement (the “Sale Order Hearing”).  A final sale order was entered by the Bankruptcy Court at the conclusion of the Sale Order Hearing.

Item 9.01                      Financial Statements, Pro Forma Financial Information and Exhibits.

 (d) Exhibits

Exhibit	Description
2.1	Asset Purchase Agreement dated June 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 28, 2012

4KIDS ENTERTAINMENT, INC.
BY: /s/ Bruce R. Foster
Bruce R. Foster Executive Vice President and Chief Financial Officer